UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 9, 2008
CROWN NORTHCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22936	22-3172740

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Dublin Road, Columbus, Ohio	43215

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 488-1169
Not Applicable

(Former name or former address, if changed since last report.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant
The firm of Schoonover Boyer + Associates formerly served as the registrant’s independent accountant. The firm was dismissed, effective January 9, 2008. That firm’s reports on the registrant’s financial statements for each of the past two years contained no adverse opinions or disclaimers of opinion. Those reports were not modified as to uncertainty, audit scope or accounting principles. The registrant had no resolved or unresolved disagreements with Schoonover Boyer + Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure. The Audit Committee of the Board of Directors of the registrant approved the decision to no longer retain Schoonover Boyer & Associates firm but rather to engage BDO Seidman, LLP (“BDO”) because the substantial portion of the registrant’s business operations are now centered in Europe and BDO’s offices in Europe better facilitate review and audit of these operations.
Attached hereto as Exhibit 1 is a letter from Schoonover Boyer + Associates to the Securities and Exchange Commission on this matter.
Effective January 9, 2008, Crown NorthCorp, Inc. has engaged the firm of BDO Seidman, LLP to serve as the registrant’s new independent accountant for the purpose of auditing the registrant’s financial statements. As noted above, the Audit Committee of the registrant chose to change independent auditors for reasons related to its substantial European operations and not because of any disagreements with the Schoonover Boyer firm or because of issues related to the accounting treatment for transactions or the types of audit opinions that might be rendered.
Item 9.01 Financial Statements, Pro Forma Information and Exhibits
(a) Financial Statements of Business Acquired
     Not applicable
(b) Pro Forma Financial Information
     Not applicable
(c) Exhibits
1.	Letter from Schoonover Boyer + Associates

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN NORTHCORP, INC.
January 10, 2008
	By:	/s/ Robyn C. Stern
Robyn C. Stern
Secretary